UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 13, 2007

Memry Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-15971	06-1084424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Berkshire Boulevard, Bethel, Connecticut	06801
(Address of principal executive offices)	(Zip Code)

(203) 739-1100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The slide presentations attached hereto as Exhibit 99.1 and Exhibit 99.2, and incorporated herein by reference, will be presented at the 30th Annual Westergaard Conference hosted by Paulson Investment Company, Inc. and Dutton Associates on November 13, 2007, in New York, N.Y., and may be used by Memry Corporation in various other presentations to investors. The slide presentations are furnished and not filed pursuant to instruction B.2 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 - Slide presentation to be presented at the 30th Annual Westergaard Conference hosted by Paulson Investment Company, Inc. Dutton Associates on November 13, 2007, in New York, N.Y. The slide presentation is furnished and not filed pursuant to instruction B.2 of Form 8-K.

99.2 - Slide presentation to be presented at the 30th Annual Westergaard Conference hosted by Paulson Investment Company, Inc. Dutton Associates on November 13, 2007, in New York, N.Y. The slide presentation is furnished and not filed pursuant to instruction B.2 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMRY CORPORATION

Date: November 13, 2007	By:	/s/ Richard F. Sowerby
Richard F. Sowerby
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Slide presentation to be presented at the 30th Annual Westergaard Conference hosted by Paulson Investment Company, Inc. Dutton Associates on November 13, 2007, in New York, N.Y. The slide presentation is furnished and not filed pursuant to instruction B.2 of Form 8-K.

99.2
Slide presentation to be presented at the 30th Annual Westergaard Conference hosted by Paulson Investment Company, Inc. Dutton Associates on November 13, 2007, in New York, N.Y. The slide presentation is furnished and not filed pursuant to instruction B.2 of Form 8-K.